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PROXY
ASIA AUTOMOTIVE ACQUISITION CORPORATION
199 Pierce Street, Suite 202
Birmingham, Michigan 48009
SPECIAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF ASIA AUTOMOTIVE ACQUISITION CORPORATION


The undersigned appoints William R. Herren, Rudy Wilson, and each of them, with full power to act without the others, as proxies, each with the power to appoint a substitute, for the undersigned in connection with the Special Meeting of Stockholders (the "Special Meeting") of Asia Automotive Acquisition Corporation ("AAAC") to be held on February __, 2008, The undersigned hereby authorizes each of such proxies to represent the undersigned at the Special Meeting and to vote, as designated on the reverse side, all shares of AAAC common stock (including any shares which are part of units each consisting of one share of common stock and one warrant) which are held of record by the undersigned on the record date for the Special Meeting.


THIS PROXY WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE. IF THIS PROXY IS SIGNED AND RETURNED BUT NO DIRECTIONS ARE GIVEN ON THE REVERSE SIDE AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED "FOR" EACH OF THE PROPOSALS NUMBERED 1, and 2 ON THE REVERSE SIDE. THE AAAC BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF SUCH PROPOSALS.

(Continued and to be signed on reverse side)

                                      PROXY

THIS PROXY WILL BE VOTED AS DIRECTED BELOW. IF NO DIRECTIONS AREGIVEN, THIS PROXY WILL BE VOTED "FOR" EACH OF THE PROPOSALS NUMBERED 1, AND 2 BELOW. THE BOARD OF DIRECTORS OF ASIA AUTOMOTIVE ACQUISITION CORPORATION ("AAAC") UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF SUCH PROPOSALS.

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
1.   To approve the acquisition by AAAC of Hunan         FOR   AGAINST   ABSTAIN
     Tongxin Enterprise Co. Ltd. ("Hunan Tongxin")       [ ]     [ ]       [ ]
     substantially on the terms set forth in the
     Equity Acquisition Agreement dated July 24, 2007,
     by and among Hunan Tongxin, the stockholders of
     Hunan Tongxin, and AAAC, and the other
     transactions contemplated by the Equity
     Acquisition Agreement.
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                                      PR-1

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
If you voted "AGAINST" Proposal Number 1 and you hold    I HEREBY
shares of AAAC common stock (including shares which      EXERCISE MY
are part of units) issued in AAAC's initial public       CONVERSION
offering, you may exercise your conversion rights and    RIGHTS
demand that AAAC convert your shares of common stock     [ ]
into a pro rata portion of the trust account (net of accrued taxes) by marking the "I Hereby Exercise My
Conversion Rights" box to the right. If you exercise your conversion rights, then you will be exchanging your shares of AAAC common stock for cash and will no longer own your shares. You will only be entitled to receive cash for your shares if the acquisition is completed and you comply with the stock certificate delivery requirements described in the proxy statement under Conversion Rights. Failure to (a) vote against Proposal Number 1, (b) check the "I Hereby Exercise My
Conversion Rights" box to the right and (c) submit this proxy to AAAC prior to the Special Meeting will result in the loss of your conversion rights.

2.   To approve the merger of AAAC with and into a       FOR   AGAINST   ABSTAIN
     wholly owned subsidiary formed under the laws of    [ ]     [ ]       [ ]
     BVI with the name Tongxin International, Ltd.
     ("TI") for the purposes of redomestication of the company to the British Virgin Islands (the
     "Redomestication") and acquiring Hunan Tongxin

Signature   Signature   Date

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Please sign exactly as your name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If the stockholder is a corporation, please sign in the full name of such corporation by an authorized officer. If the stockholder is a partnership or limited liability company, please sign in the full name of such entity by an authorized person.


                                      PR-2